Exhibit 32.2

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Nexity Financial Corporation (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s quarterly report on Form 10-Q for the period ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Dated November 8, 2007

By:	/s/ John J. Moran
John J. Moran
Executive Vice President and Chief Financial Officer